UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  May 7, 2020

Triumph Bancorp, Inc.

(Exact name of registrant as specified in its charter)

Texas	001-36722	20-0477066
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12700 Park Central Drive, Suite 1700, Dallas, Texas		75251
(Address of Principal Executive Offices)		(Zip Code)

(214) 365-6900

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2b)
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	TBK	NASDAQ Global Select Market

Item 5.07.Submission of Matters to a Vote of Security Holders.

At the Annual Meeting of Stockholders (the “Annual Meeting”) of Triumph Bancorp, Inc. (the “Company”) held on May 7, 2020, stockholders voted on the following matters:

(1)

To elect the following Directors of the Company for a one-year term that will expire at the 2021 Annual Meeting of Stockholders or until their respective successors have been elected and qualified. Final voting results were as follows:

		Votes	Votes	Broker
Name of Nominee	Votes For	Against	Withheld	Non-Votes
Carlos M. Sepulveda, Jr.	18,050,097	109,027	57	2,573,766
Charles A. Anderson	18,027,108	132,036	37	2,573,766
Douglas M. Kratz	18,117,883	41,241	57	2,573,766
Richard L. Davis	18,059,389	99,388	403	2,573,767
Michael P. Rafferty	18,132,671	26,104	406	2,573,766
C. Todd Sparks	18,129,417	29,728	36	2,573,766
Debra Bradford	18,128,722	25,884	4,575	2,573,766
Laura Easley	18,126,418	28,388	4,375	2,573,766
(2)

To approve on a non-binding advisory basis the compensation of the Company’s named executive officers as disclosed in the Company’s proxy statement for the Annual Meeting. Final voting results were as follows:

Votes For	17,807,001
Votes Against	287,000
Abstentions	65,180
Broker Non-Votes	2,573,766
(3)	To ratify the appointment of Crowe LLP as the Company’s independent registered public accounting firm for the current fiscal year. Final voting results were as follows:
Votes For	20,578,688
Votes Against	149,068
Abstentions	5,191

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

Exhibit	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

TRIUMPH BANCORP, INC.

By:	/s/ Adam D. Nelson
Name: Adam D. Nelson Title: Executive Vice President & General Counsel

Date:  May 7, 2020

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